EXHIBIT 21

               LIST OF SUBSIDIARIES OF IMAGE SENSING SYSTEMS, INC.


NAME OF SUBSIDIARY            JURISDICTION OF INCORPORATION OR ORGANIZATION
---------------------------   ---------------------------------------------

Flow Traffic Ltd.             Hong Kong Special Administrative Region of the
                              People's Republic of China












                                       33